Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (this “Agreement”) is made effective as of March 7, 2025, by and between Kineta, Inc. (the “Issuer”) and Armistice Capital Master Fund Ltd. (the “Holder”), in its capacity as the holder of the Prior Warrants (as defined below).

RECITALS

WHEREAS, the Holder is the record and beneficial owner of warrants, issued during the year ended December 31, 2023 (the “Prior Warrants”), to purchase 2,315,387 shares of the Issuer’s common stock, par value $0.001 per share (“Common Stock”); and

WHEREAS, the Issuer and the Holder have agreed to enter into this Agreement pursuant to which the Prior Warrants and all rights and obligations of the Holder thereunder, subject to the terms of this Agreement, are exchanged for an aggregate of 1,880,342 shares of Common Stock consisting of (i) 1,225,323 shares of Common Stock equal to a maximum beneficial ownership of 9.99% of the Issuer’s total number of Common Stock outstanding as of the date of this Agreement (the “Shares”) and (ii) a pre-funded warrant to purchase up to 655,019 shares of Common Stock (the “Pre-Funded Warrant” and such shares issuable upon the exercise of the Pre-Funded Warrant, the “Pre-Funded Warrant Shares” and together with the Shares and the Pre-Funded Warrant, the “Securities”); and

WHEREAS, the Issuer has entered into certain Agreement and Plan of Merger, dated as of December 11, 2024 (the “Merger Agreement”), by and among the Issuer, TuHURA Biosciences, Inc., a Nevada corporation (“TuHURA”), Hura Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of TuHURA, Hura Merger Sub II, a Delaware limited liability company and a wholly owned subsidiary of TuHURA, and Craig Philips, as representative of the stockholders of the Issuer, providing for, among other things, the merger of Merger Sub I with and into Seller, and the subsequent merger of Seller with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of TuHURA, and the Issuer wishes to have the Holder’s support for the transactions contemplated in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

ARTICLE I
EXCHANGE
1.01
The Exchange. At the Closing (as defined below), the Issuer and the Holder shall, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), exchange the Prior Warrants for the Shares (the “Exchange”), as described herein.
(a)
Closing. The Exchange shall occur remotely via exchange of signatures on the date hereof (the “Closing”).

(b)
Consideration. At the Closing, the Shares and the Pre-Funded Warrant shall be issued to Holder in exchange for the Prior Warrants without the payment of any other consideration by such Holder that would not be consistent with the application of Section 3(a)(9) of the Securities Act to the issuance of the Securities. Holder hereby agrees that, upon and subject to the Closing, all of the Issuer’s obligations under the terms and conditions of the Prior Warrants shall be automatically terminated and cancelled in full without any further action required, and that this Section 1(b) shall constitute an instrument of termination and cancellation of the Prior Warrants.
(c)
Delivery. In the Exchange, the Issuer shall, at the Closing, deliver the Shares and the Pre-Funded Warrant to the Holder, at the Holder’s election, in certificated or book entry form. The Securities shall contain any restrictive legends required by the Securities Act. The Holder shall dispose of or cause to be delivered to the Issuer (or its designee), within five (5) trading days after the Closing, the Prior Warrants. For the avoidance of doubt, as of the Closing, all of the Holder’ rights under the terms and conditions of the Prior Warrants shall be extinguished.
(d)
Tacking. The holding period of the Securities for purposes of Rule 144 and Section 4(a)(1) of the Securities Act tacks on to the holding period of the Prior Warrants.
1.02
Other Documents and Opinions. The Issuer and the Holder shall execute and/or deliver such other documents and agreements as are reasonably necessary to effectuate the Exchange pursuant to the terms of this Agreement. Within one (1) trading day of any resales of Shares or Pre-Funded Warrant Shares by the Holder, the Issuer shall cause its counsel to issue a legal opinion to the Issuer’s transfer agent pursuant to Rule 144 under the Securities Act, to effect the removal of any restrictive legend on such Shares or Pre-Funded Warrant Shares.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE ISSUER

The Issuer represents and warrants to Holder as of the date hereof as follows:

2.01
Organization, Good Standing and Power. The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.
2.02
Authorization; Enforcement. The Issuer has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Issuer and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of the Issuer, and no further consent or authorization of the Issuer or its board of directors or stockholders is required other than in connection with such approval as may be required by the applicable rules and regulations of the OTC Pink Market (or any successor entity) from the stockholders of the Issuer with respect to the issuance of the Pre-Funded Warrant Shares, as applicable (the “Stockholder Approval”). When executed and delivered by the Issuer, this Agreement shall constitute a valid and binding obligation of the Issuer, enforceable against each the Issuer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.
2.03
Issuance of Securities. When the Shares and the Pre-Funded Warrant Shares are issued in accordance with the terms of this Agreement, the Pre-Funded Warrant, as applicable, the Shares and the Pre-Funded Warrant Shares shall be validly issued and outstanding, fully-paid, non-assessable and free and clear of all liens, of any pre-emptive rights and of rights of refusal of any kind.
2.04
No Conflicts. The execution, delivery and performance of this Agreement by the Issuer and the consummation by the Issuer of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Issuer’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Issuer in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Issuer debt or otherwise) or other material understanding to which such Issuer is a party or by which any property or asset of the Issuer is bound or affected; or (iii) subject to the Stockholder Approval, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Issuer is subject (including federal and state securities laws and regulations), or by which any property or asset of the Issuer is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Issuer, taken as a whole, or in its ability to perform its obligations under this Agreement.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder represents and warrants to the Issuer as of the date hereof as follows:

3.01
Organization and Standing of the Holder. Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.
3.02
Authorization and Power. Holder has the requisite power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Holder and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of Holder or its board of directors or stockholders is required. When executed and delivered by Holder, this Agreement shall constitute the valid and binding obligations of Holder enforceable against Holder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

3.03
Certain Securities. Holder does not hold, directly, indirectly or otherwise, (a) any warrants or any other convertible securities issued to the Holder by the Issuer, other than the Prior Warrants, or (b) any securities of the Issuer that have purchase price or exercise price reset features (including any applicable reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future). Holder is not a party to any arrangement, formal or informal, or any agreement with the Issuer through which Holder may or is entitled to receive any securities at a future determined price. For the avoidance of doubt, following the entrance of this Agreement, the Holder no longer will have the Prior Warrants and the only warrants of the Issuer that the Holder will have are the Pre-Funded Warrant to be issued in accordance with the terms and conditions of this Agreement.
3.04
Voting. Holder shall not vote its Shares or Pre-Funded Warrant Shares in connection with the Stockholder Approval; provided, that, such limitation on voting shall not apply in the event that the Issuer obtains the Stockholder Approval and such Stockholder Approval remains valid pursuant to the OTC Pink Market.
ARTICLE IV
MISCELLANEOUS
4.01
Voting Obligation of the Holder. At any meeting of the stockholders of the Issuer (the “Stockholders Meeting”) called to seek the approval of the stockholders of the transactions contemplated by the Merger Agreement, including, without limitation, the approval of the Merger Agreement (the “Proposals”), the Holder shall (i) appear in person or online (for a virtual Stockholders Meeting) or by proxy at such meeting or otherwise cause the shares held by the Holder as of the record date for the applicable Stockholders Meeting (the “Owned Shares”) to be counted as present at such meeting for purposes of establishing a quorum and (ii) vote (or cause to be voted) the Owned Shares in favor of the approval of the Proposals.
4.02
Disclosure of Repurchase Transaction. The Issuer shall, on or before 9:00 a.m. New York time, the date hereof of this Agreement, furnish or file a Current Report on Form 8-K or a press release describing all the material terms of the Agreement (the “Announcement”). From and after the Announcement, the Issuer shall have disclosed all material, non-public information (if any) provided to Holder by the Issuer or any of its officers, directors, employees or agents in connection with the Agreement, or otherwise if applicable. In addition, effective upon the Announcement the Issuer acknowledges and agrees that any and all confidentiality or similar obligations with respect to the Agreement, or otherwise if applicable, whether written or oral, between itself or any of its officers, directors, affiliates, employees or agents, on the one hand, and any of Holder or any of its affiliates, on the other hand, shall terminate.
4.03
Amendment. No provision of this Agreement may be waived or amended except in a written instrument signed by the Issuer and Holder.
4.04
Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur or (c) upon delivery by e-mail (if delivered on a business day during normal business hours where such notice is to be received) upon recipient’s actual receipt and acknowledgement of such e-mail. The addresses for such communications shall be:

If to the Issuer:

Kineta, Inc.
7683 SE 27th Street, Suite 481
Mercer Island, WA 98040
Contact: Craig Philips, President
Email: cphilips@kineta.us
Tel: (206) 812-1405

If to the Holder:

Armistice Capital Master Fund Ltd.
c/o Armistice Capital, LLC

510 Madison Avenue, 7th Floor

New York, NY 10022
Contact: Steven Boyd, Chief Investment Officer of Armistice Capital, LLC
Email: sboyd@armisticecapital.com (with copy to smiller@armisticecapital.com and jglickstein@armisticecapital.com)
Tel: (212) 231-4930

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

4.05
Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.
4.06
Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.
4.07
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.
4.08
Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Exchange Agreement to be duly executed by their respective authorized officers as of the date first above written.

ISSUER:

KINETA, INC.

By: /s/ Craig Philips

Name: Craig Philips

Title: President

HOLDER:

ARMISTICE CAPITAL MASTER FUND LTD.

By: /s/ Steven Boyd

Name: Steven Boyd

Title: Chief Investment Officer, Armistice Capital, LLC